Exhibit 10.1





                           PURCHASE AND SALE AGREEMENT

                                  by and among

                          Blue dolphin energy company,

                      wbi pipeline and storage group, inc.

                                     - and -

                                  SEMGAS, L.P.



                           Executed: October 29, 2004

                                Table of Contents

                                                                            Page

470196.13:731264:01420

ARTICLE 1             DEFINITIONS..............................................1

         1.01     Definitions..................................................1

ARTICLE 2             PURCHASE AND SALE........................................7

         2.01     Purchase and Sale............................................7

         2.02     Further Assurances...........................................9

         2.03     Agreement Regarding Records..................................9

ARTICLE 3             PURCHASE PRICE FOR BUSINESS..............................9

         3.01     Purchase Price at Closing....................................9

         3.02     Earn Out....................................................10

ARTICLE 4             CLOSING.................................................10

         4.01     Time and Place of Closing...................................10

         4.02     Closing Obligations.........................................10

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF SELLERS...............11

         5.01     Organization and Qualification..............................11

         5.02     Authority, Approval and Enforceability......................12

         5.03     No Violation or Consent.....................................13

         5.04     Absence of Certain Changes and Operation of the Facility....13

         5.05     Material Contracts..........................................14

         5.06     Real Property...............................................14

         5.07     Tangible Personal Property..................................15

         5.08     Permits.....................................................15

         5.09     Compliance with Law.........................................15

         5.10     Litigation..................................................15

         5.11     Environmental Matters.......................................16

         5.12     Taxes.......................................................16

         5.13     Regulatory Status...........................................17

         5.14     Brokers.....................................................17

         5.15     Title to Personal Property..................................17

         5.16     Credit Support..............................................17

         5.17     Employees...................................................17

         5.18     Title to New Avoca Membership Interests.....................17




                                       i
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                                Table of Contents
                                   (continued)
                                                                            Page

         5.19     Capitalization of New Avoca.................................18

         5.20     New Avoca Distributions.....................................18

ARTICLE 6             REPRESENTATIONS AND WARRANTIES OF BUYER.................18

         6.01     Organization and Qualification..............................18

         6.02     Authority, Approval and Enforceability......................18

         6.03     No Violation or Consent.....................................18

         6.04     Brokers.....................................................19

         6.05     Seller Disclaimer...........................................19

ARTICLE 7             COVENANTS OF SELLERS....................................20

         7.01     Operation of Business Assets Prior to the Closing Date......20

         7.02     Fulfillment of Closing Conditions...........................20

         7.03     Access to Facility..........................................21

         7.04     Title Commitments and Policies..............................21

         7.06     Non-Solicitation............................................21

ARTICLE 8             COVENANTS OF BUYER......................................22

         8.01     Fulfillment of Closing Conditions...........................22

ARTICLE 9             EMPLOYEE MATTERS........................................22

ARTICLE 10            COVENANTS REGARDING CREDIT SUPPORT......................22

         10.01    Substitution of Credit Support..............................22

         10.02....Plugging Bonds and Escrow Funds.............................22

ARTICLE 11            CONDITIONS TO CLOSING AND TERMINATION...................22

         11.01    Conditions to Obligation of Buyer...........................22

         11.02    Conditions to Obligation of Sellers.........................23

         11.03    Termination.................................................24

         11.04    Effect of Termination.......................................24

         11.05    Survival....................................................25

ARTICLE 12            ADDITIONAL AGREEMENTS OF THE PARTIES....................25

         12.01    Indemnification.............................................25

         12.02    Exclusive Remedy............................................29

         12.03    Cooperation and Preservation of Books and Records...........29

         12.04    Investigation of Books and Records..........................29



                                       ii

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                                Table of Contents
                                   (continued)
                                                                            Page



         12.05    Bulk Transfer Laws..........................................29

         12.06    Non-Competition.............................................30

ARTICLE 13            MISCELLANEOUS...........................................30

         13.01    Governing Law...............................................30

         13.02    Entire Agreement............................................30

         13.03    Waiver......................................................30

         13.04    Captions....................................................30

         13.05    Assignment..................................................31

         13.06    Notices.....................................................31

         13.07    Expenses....................................................32

         13.08    Severability................................................32

         13.09    Amendment...................................................32

         13.10    Further Actions.............................................32

         13.11    Third-Party Beneficiaries...................................33

         13.12    Injunctive Relief...........................................33

         13.13    Counterparts; Exhibits......................................33

         13.14    Publicity...................................................33

         13.15    Construction................................................33

         13.16    Limitation of Liability.....................................34

         13.17    Schedules...................................................34

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement ("Agreement") is made and entered into on this 29th day of October, 2004 by and among BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation ("Blue Dolphin"), WBI PIPELINE AND STORAGE GROUP, INC., a Delaware corporation ("WBI," Blue Dolphin and WBI are sometimes herein referred to individually as a "Seller," and collectively as the "Sellers"), and SEMGAS, L.P., an Oklahoma limited partnership ("Buyer," which term shall also include any Affiliate of Buyer that becomes a party hereto by Buyer assigning its rights hereunder to such Affiliate). Blue Dolphin, WBI and Buyer are sometimes herein referred to individually as a "Party" and collectively as the "Parties."

                                     RECITAL

         Sellers own all of the issued and outstanding membership interests of New Avoca Gas Storage LLC ("New Avoca"), a Texas limited liability company that owns a natural gas storage facility near Avoca, New York (the "Facility"). Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the issued and outstanding membership interests of New Avoca on the terms and conditions set forth in this Agreement.


                                   AGREEMENTS

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.01 Definitions. Each capitalized term used herein shall have the meaning given such term as set forth below.

         "Affiliate" shall mean, with respect to a specified Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term "control" includes (a) with respect to any Person having voting shares or the equivalent and elected directors, managers or Persons performing similar functions, the ownership of or power to vote, directly or indirectly, shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of 50% or more of the equity or equivalent interest in any Person, and (c) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise.

         "Agreement" shall have the meaning given such term in the introductory paragraph hereof.

         "Assumed Liabilities" shall have the meaning given such term in Section 2.01(c).

         "Blue   Dolphin"  shall  have  the  meaning  given  such  term  in  the introductory paragraph hereof.

         "Blue Dolphin Organizational Documents" shall have the meaning given such term in Section 5.01(a) hereof.

         "Business Assets" shall have the meaning given such term in Section 2.01(b).

         "Business Day" shall mean any day except a Saturday, Sunday or any other day on which commercial banks in Houston, Texas are required or authorized by a Legal Requirement to be closed.

         "Buyer" shall have the meaning given such term in the introductory paragraph hereof.

         "Buyer  Indemnified  Parties" shall have the meaning given such term in
Section 12.01(a).

         "Buyer Organizational Documents" shall have the meaning given such term in Section 6.01.

         "Cap" shall have the meaning given such term in Section 12.01.

         "Cash Collateral" shall have the meaning given such term in Section 5.17(c).

         "Claim Notice" shall have the meaning given such term in Section 12.01(c).

         "Claims" shall mean any and all claims, actions, suits, injunctions, citations, directives, summons, investigations or other demands or proceedings, whether in the nature of judicial or prejudicial proceedings, arbitration or mediation proceedings, made or brought against a Person for recovery of Damages.

         "Closing" shall have the meaning given such term in Section 4.01.

         "Closing Date" shall have the meaning given such term in Section 4.01.

         "Confidentiality Agreement" shall mean that certain Confidentiality Agreement by and between Sellers and Buyer dated as of the 10th day of September, 2004.

         "Contracts"   shall  have  the  meaning  given  such  term  in  Section
2.01(b)(vi).

         "Creditors' Rights" shall have the meaning given such term in Section 5.02(a).

         "Damages" shall mean any and all damages, losses, costs, liabilities, expenses (including expenses of investigation, defense and settlement of any Claim, including reasonable fees and disbursements of counsel, court costs, and consultants' and experts' fees), debts, accounts, liens, judgments, penalties and fines, and consequential and incidental damages, lost profits, punitive and special damages of a Non-Affiliated party whose claims are subject to indemnification under this Agreement, provided, however, that (a) the term



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

"Damages" shall not include any consequential or indirect damages suffered by a Buyer Indemnified Party or a Seller Indemnified Party or punitive or special damages payable by a Buyer Indemnified Party or a Seller Indemnified Party, and
(b) the amount of any Damage shall be offset by (i) the net tax effect of such Damages actually realized by the Party receiving an indemnification payment hereunder on account of such Damages and provided that such net amount shall be increased to give effect to the income Taxes attributable to the receipt of any such indemnification payment, or (ii) any amounts received by the Indemnified Person from any third-party (including insurers or sureties) with respect to such Damages.

         "Deductible" shall have the meaning given such term in Section 12.01.

         "Easements"   shall  have  the  meaning  given  such  term  in  Section
2.01(b)(iv).

         "Encumbrances" shall mean any lien, mortgage, deed of trust, pledge, charge, security interest, conditional sales arrangement, defect in title, option, preferential purchase right, right of first refusal, restriction on transferability or other encumbrance or title imperfection, including any restriction on the exercise of any attributes of ownership.

         "Environmental Condition" shall mean any environmental condition or circumstance, including a Release of or the presence of Hazardous Materials, at or relating to any of the Business Assets.

         "Environmental Legal Requirements" shall mean any and all Legal Requirements relating to the protection or conservation of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, The Oil Pollution Act of 1990, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substances Control Act, as amended, and other environmental conservation or protection laws.

         "Environmental Liability" shall mean any Liability, known or unknown, resulting from, relating to or arising out of an Environmental Condition.

         "Environmental Permits" shall mean any and all permits, licenses, approvals, exemptions or authorizations, and any amendments, modifications, terminations, renewals or updates thereof required under Environmental Legal Requirements in connection with the ownership or operation of the Business Assets.

         "Escrow Funds" shall have the meaning given such term in Section 10.02.

         "Facility" shall have the meaning given such term in the recital to this Agreement.

         "Fee Acreage" shall have the meaning given such term in Section 2.01(b)(i).



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

         "Governmental Entity" shall mean any court, governmental department, commission, council, board, bureau, agency or other judicial, administrative, regulatory, legislative or other instrumentality of the United States of America, any foreign country, tribal, state, county, municipality or local governmental body or political subdivision.

         "Guaranties" shall have the meaning set forth in Section 5.17(b).

         "Hazardous Materials" shall mean (a) any hazardous materials, hazardous wastes, solid wastes, hazardous substances or toxic substances, as those or similar terms are defined under any Environmental Legal Requirements; (b) any medical, infectious or special wastes, as those or similar terms are defined under any Environmental Legal Requirements; (c) any asbestos, whether friable or non-friable; (d) any polychlorinated biphenyls ("PCBs") or PCB-containing materials; (e) radon gas; and (f) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas and any mixtures thereof.

         "Improvements" shall have the meaning given such term in Section 2.01(b)(iii).

         "Indemnified Party" shall have the meaning given such term in Section 12.01(c).

         "Indemnifying Party" shall have the meaning given such term in Section 12.01(c).

         "Knowledge" wherever used in the phrase "to the knowledge of" a Party or to a Party's "knowledge" or wherever it is said that a Party has or does not have "knowledge," shall mean, the actual awareness, knowledge, information or belief of the senior manager(s) or other key employees of Buyer or Sellers, who have as a principal job responsibility as of the date of this Agreement and as of the Closing Date oversight for the subject matter of the relevant statement, representation or warranty.

         "Leases" shall have the meaning given such term in Section 2.01(b)(ii).

         "Legal Requirements" shall mean (a) any and all laws, statutes, codes, rules, regulations, ordinances, judgments, orders, writs, decrees, requirements or determinations of any Governmental Entity, and (b) to the extent not covered by clause (a) immediately above, any and all requirements of permits, licenses, certificates, authorizations, concessions, franchises or other approvals granted by any Governmental Entity, it being understood that the term "Environmental Legal Requirements" is included within the scope of the term "Legal Requirements."

         "Letters  of  Credit"  shall  have the  meaning  set  forth in  Section
5.17(a).

         "Letter of Intent" shall mean that certain letter agreement by and among Blue Dolphin, WBI and Buyer dated as of September 28, 2004.

         "Liability" shall mean any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "Material Contracts" shall mean any of the following type of contracts, oral or written, to which New Avoca is a party (by execution or succession):

                  (i) the PILOT Agreements and the Leases;

                  (ii) any contract, agreement or arrangement, that requires aggregate expenditures by or payments to New Avoca of more than $20,000;

                  (iii) any contract, agreement or arrangement that may not be cancelled on thirty (30) days or fewer notice without liability or penalty to New Avoca or resulting in a breach thereunder;

                  (iv) any contract, agreement or arrangement affecting the Business Assets, between New Avoca and a Seller or any of its Affiliates;

                  (v) any contract, agreement or arrangement containing provisions that restrict the right of New Avoca to engage in any type of business or compete in any geographic area and which provisions would be binding on New Avoca or Buyer following the Closing Date;

                  (vi) any partnership or joint venture agreement covering the Business Assets;

                  (vii) any security agreement, mortgage or other agreement creating an Encumbrance (other than Permitted Encumbrances);

                  (viii) any contract, agreement or arrangement affecting the Business Assets, the performance of which by New Avoca is guaranteed by an Affiliate of a Seller or secured by a letter of credit, surety or other arrangements; or

                  (ix) any contract, agreement or arrangement affecting the Business Assets pursuant to which New Avoca has guaranteed the performance by another Person of any obligation of such Person.

         "New Avoca" shall mean New Avoca Gas Storage, LLC, a Texas limited liability company.

         "New Avoca Membership Interests" shall have the meaning given such term in Section 2.01(a) hereof.

         "New Avoca Organizational Documents" shall have the meaning given such term in Section 5.01(c) hereof.

         "Notice Period" shall have the meaning given such term in Section 12.01(c).

         "Ownership Period" means the period beginning on November 22, 1999, and ending on the Closing Date.




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

         "Party(ies)" shall have the meaning given such term in the introductory paragraph hereof.

         "Permits"   shall  have  the   meaning   given  such  term  in  Section
2.01(b)(viii).

         "Permitted Encumbrances" shall mean the following matters:

                  (i) All Legal Requirements that govern or apply to the ownership, operation or transfer of the Facility or the Business Assets;

                  (ii) Any lien for Taxes that are not yet due and payable;

                  (iii) Materialmen's, mechanic's, repairmen's, employees', contractors', tax and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent or that will be paid and discharged in the ordinary course of business or, if delinquent, that are being contested in good faith by appropriate action;

                  (iv) Preferential rights to purchase and required third-party consents to or approvals of or waivers respecting assignments and similar agreements with respect to which waivers or consents, approvals or waivers are obtained from the appropriate parties;

                  (v) All rights reserved to or vested in any Governmental Entity to control or regulate any part of the Business Assets;

                  (vi) All easements, restrictions, reservations, contracts, rights of way, agreements, terms, conditions and covenants now of record, or otherwise validly burdening the Business Assets and referred to in an Exhibit or Schedule to this Agreement; and

                  (vii) Any Encumbrances that do not impair the continued use and operation of the Business Assets to which they relate and do not affect the value of the Business Assets to which they relate.

         "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other legal entity or organization, including any Governmental Entity.

         "PILOT Agreements" shall have the meaning given such term in Section 2.01(b)(i).

         "Plugging  Bonds"  shall  have the  meaning  given such term in Section
10.02.

         "Property Taxes" shall mean all ad valorem taxes, real property taxes, personal property taxes and similar obligations.

         "Real Property" shall have the meaning given such term in Section 2.01(b)(iv).

         "Records" shall have the meaning given to such term in Section 2.01(b)(ix).



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

         "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment.

         "Required Consents" shall mean those waivers, approvals, consents, filings and notices, which are required to be made by a Seller or given to a Seller to transfer such Seller's rights in the New Avoca Membership Interests.

         "Sellers" shall have the meaning given such term in the introductory paragraph hereof.

         "Seller Indemnified  Parties" shall have the meaning given such term in
Section 12.01(b).

         "Tangible  Personal Property" shall have the meaning given such term in
Section 2.01(b)(v).

         "Taxes" shall mean any and all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, leases, service, service use, withholding, payroll, property, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any and all penalties, additions to tax, or additional amounts with respect thereto.

         "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Unassumed Liability" shall have the meaning given such term in Section 2.01(c).

         "WBI" shall have the meaning given such term in the introductory paragraph hereof.

         "WBI Organization  Documents" shall have the meaning given such term in
Section 5.01(b) hereof.

                                    ARTICLE 2

                                PURCHASE AND SALE

         2.01 Purchase and Sale. (a) On the Closing Date, effective as of the Closing Date and subject to the terms and conditions set forth in this Agreement, Sellers shall sell, assign, transfer and convey, or cause to be sold, assigned, transferred or conveyed, to Buyer, and Buyer shall assume, purchase and pay for all of the issued and outstanding membership interests in New Avoca (the "New Avoca Membership Interests").

         (b) The Sellers covenant that as of the Closing Date New Avoca will own the "Business Assets." As used herein, the term "Business Assets" shall mean any and all of the property and assets, whether real, personal, tangible, intangible or mixed, that are owned by New Avoca, including, without limitation:



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

                  (i) The rights and interests of New Avoca pursuant to the agreements listed on Schedule 2.01(b)(i) (the "PILOT Agreements") relating to the fee property depicted and described on Schedule 2.01(b)(i) (collectively, the "Fee Acreage");

                  (ii) All leases of real property by New Avoca, including,  but
         not  limited  to,  the  leases   depicted  and  described  on  Schedule
         2.01(b)(ii) (collectively, the "Leases");

                  (iii) All structures, fixtures, facilities and appurtenances to the Fee Acreage, Leases and Easements, including without limitation any buildings, pipelines, valves, fittings, distribution racks, storage tanks and pumping facilities (collectively, the "Improvements"), which shall be treated as real property for all purposes of this Agreement, subject to the terms of the PILOT Agreements and the Leases;

                  (iv) All easements, rights-of-way, property use agreements, line rights and real property licenses (including right-of-way permits from Governmental Entities) including, but not limited to, those listed as "easements," "permits" or "rights-of-way" on Schedule 2.01(b)(iv) (the "Easements," which, together with the Fee Acreage, Leases and Improvements are sometimes referred to collectively herein as the "Real Property");

                  (v) To the extent same do not constitute Improvements, any and all fittings, tools, spare parts, racks, rectifiers, cathodic protection devices, storage tanks, machinery, equipment, pumps, engines, pipes, valves, connections, gates, scraper traps and scraper trap extenders, lines, wires, computer hardware, rolling stock, motor vehicles, trailers and all other tangible personal property wherever located (the "Tangible Personal Property");

                  (vi)  All  contracts,  agreements,   terminalling  agreements,
         supply agreements, purchase contracts, exchange agreements, distribution agreements, transportation agreements, gathering agreements, storage agreements, blending agreements and other legally binding rights and obligations of New Avoca, including any notes or accounts receivable of New Avoca, but excluding those contracts and agreements constituting PILOT Agreements, Leases or Easements (the "Contracts");

                  (vii) All of the rights of New Avoca with respect to any permits, licenses, certificates, authorizations, registrations, orders, waivers, variances and approvals granted by any Governmental Entity with respect to the ownership and operation of the Business Assets to the extent the same are assignable which are listed on Schedule 2.1(b)(vii) (the "Permits");

                  (viii) Such records and documents as Buyer and Sellers may determine pursuant to Section 2.03 to be a part of the Business Assets or as relate to their condition (the "Records"); and

                  (ix) Any intellectual property rights, including, without limitation, New Avoca's logos, emblems, signs, trademarks, trade names or service marks.

         (c) The Buyer acknowledges that it has been advised that New Avoca is obligated pursuant to or is otherwise subject to the Liabilities described on
Schedule 2.01(c) (the "Assumed  Liabilities") and will remain obligated pursuant



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

to or will be subject to such liabilities after the Closing. Buyer is not assuming under this Agreement or any other document contemplated hereby and Sellers expressly acknowledge that Sellers are retaining any and all Liabilities with respect to the Facility and the Business Assets which relate to the Ownership Period other than the Assumed Liabilities (each, an "Unassumed Liability"). To the extent any invoices are received by a Seller or any of its Affiliates which are payable by Buyer hereunder, Sellers shall promptly transmit such invoices to Buyer. To the extent any invoices are received by Buyer or any of its Affiliates which are payable by Sellers hereunder, Buyer shall promptly transmit such invoices to the Sellers and Sellers shall promptly pay for same.

         2.02 Further Assurances. (a) If at any time after the Closing Date, any further action is reasonably necessary to carry out the purposes of this Agreement, Buyer and Sellers shall execute such additional conveyances or other instruments, and take such other action, as may be reasonably necessary to more effectively transfer, convey and assign to Buyer title to, and to put Buyer in actual possession and operating control of the New Avoca Membership Interests and all of the Business Assets. In connection therewith, Sellers shall cause any of their Affiliates to execute such additional conveyances and other instruments contemplated by the preceding sentence.

         (b) The Parties shall supplement or revise the Schedules referred to in
Section 2.01 as necessary prior to and after Closing in order to insure that the Business Assets are fully and properly described.

         2.03 Agreement Regarding Records. Prior to Closing, Buyer and Sellers shall use all reasonable efforts to identify those records and documents that shall constitute a part of the Records. As soon as practical after the Closing Date, Sellers shall provide to Buyer originals of the Records or copies if originals are not available. Sellers shall deliver any Records relating to New Avoca, the Facility and/or the Business Assets that are discovered by a Seller to be in its possession or the possession of its Affiliates after the date on which the Records are delivered to Buyer pursuant to the provisions hereof and promptly notify Buyer as to such discovery.

                                    ARTICLE 3

                           PURCHASE PRICE FOR BUSINESS

         3.01 Purchase Price at Closing.

         (a) The purchase price for the New Avoca Membership Interests shall be Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) (the "Purchase Price"), inclusive of working capital and inventory, which Purchase Price shall be paid by Buyer to Sellers at Closing in accordance with Section 3.01(b) hereof; provided, however, the Purchase Price shall be adjusted by the Parties at Closing for any payment due at Closing pursuant to Section 10.02. At the Closing, 25% of the Purchase Price shall be paid to Blue Dolphin and 75% of the Purchase Price shall be paid to WBI.

         (b) Payment of the Purchase Price shall be made by wire transfer of immediately available funds to a bank account(s) designated in writing by the respective Seller to Buyer.

         3.02 Earn Out. After Closing, in addition to the Purchase Price, Buyer shall pay Sellers (25% to Blue Dolphin and 75% to WBI) an additional amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), upon the first commercial operation of a storage cavern located on the Real Property in Steuben County, New York, with "commercial operation" being defined as the earlier of (a) actual receipt by New Avoca (or any of its successors in interest with respect to the ownership or operation of the Facility) of storage, transfer, throughput or other fees or compensation for the storage of natural gas or other products at or in the Facility and/or the Real Property or (b) actual storage of natural gas or other products at or in the Facility and/or the Real Property for which fees or other compensation are or will be payable to New Avoca (or any of its successors in interest with respect to the ownership or operation of the Facility), provided that such first commercial operation occurs prior to the seventh (7th) anniversary of the Closing Date.

                                    ARTICLE 4

                                     CLOSING

         4.01 Time and Place of Closing. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the "Closing") shall occur on the latest of the following dates: (i) October 29, 2004, (ii) two (2) Business Days after the satisfaction or waiver of each Party's closing conditions as set forth in Section 11.01 and Section 11.02 hereof or (iii) such other date as the Parties may mutually agree upon. The date Closing actually occurs is herein called the "Closing Date." The Closing shall be held at the offices of the law firm of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. located at 320 South Boston, Suite 400, Tulsa, Oklahoma, or at such other location as may be mutually agreed upon by the Parties.

         4.02 Closing Obligations. At the Closing, the following events shall occur:

         (a) Each Seller shall execute, acknowledge and deliver to Buyer one or more Assignments conveying to Buyer good and marketable title to its respective New Avoca Membership Interest effective as of the Closing Date and waiving any and all rights such Seller may have to purchase or may otherwise have in the New Avoca Membership Interest of the other Seller. Such Assignments shall be in form acceptable to Sellers and Buyer and shall convey the New Avoca Membership Interests free and clear of any Encumbrance except for Permitted Encumbrances;

         (b) Sellers shall deliver to Buyer the bank account signature card(s) for the following bank account: Union Bank of California, New Avoca Gas Storage LLC Escrow, Account Number 700016127-001.

         (c) Sellers and Buyer shall exchange the certificates described in Sections 11.01(b) and 11.02(b);

         (d) Buyer  shall pay the  Purchase  Price to  Sellers as  described  in
Section 3.01;

         (e) Sellers shall deliver written evidence that all Required Consents have been obtained;

         (f) Sellers shall deliver to Buyer and Buyer shall deliver to Sellers, incumbency certificates with respect to any Persons executing documents at Closing on its behalf;

         (g) Sellers shall deliver to Buyer and Buyer shall deliver to Sellers, certificates of the proper officers, certifying that a reasonable inquiry has been made with respect to any representation contained herein that is qualified by "Knowledge";

         (h) Each Seller shall deliver to Buyer and Buyer shall deliver to Sellers a certificate of good standing or existence from its state of formation, as the case may be, dated not more than ten (10) days prior to the Closing Date;

         (i) Sellers shall deliver resignations by all the managers and all the officers of New Avoca;

         (j) Sellers shall deliver releases, in the form of Exhibit A, attached hereto pursuant to which Sellers and the resigning managers and officers of New Avoca release any and all Claims against New Avoca that each may have;

         (k) Sellers shall deliver to Buyer Uniform Commercial Code search certificates and lien search certificates reflecting that the Business Assets and the New Avoca Membership Interests are free and clear of all Encumbrances except Permitted Encumbrances or, to the extent such Encumbrances are reflected in such search certificates, appropriate releases of such Encumbrances in recordable form; and

         (l) Each Party shall execute such other instruments and take such other actions as may be reasonably requested by the other Party in order to give full effect to the obligations of such Party under this Agreement.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Subject to the survival provisions set forth in Section 11.05 and the limitations provided for in Article 12, and except as provided in the Disclosure Schedule which has been delivered to the Buyer by the Sellers (the "Disclosure Schedule"), Sellers jointly and severally (except to the extent the representations and warranties of this Article are specifically limited to a specific Seller) represent and warrant to Buyer that the representations and warranties set forth in this Article 5 are true and accurate.

         5.01 Organization and Qualification. (a) Blue Dolphin hereby represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. Blue Dolphin has furnished to Buyer a true, correct and complete copy of the Certificate of Incorporation and Bylaws of Blue Dolphin (collectively, the "Blue Dolphin Organizational Documents"). The Blue Dolphin Organizational Documents are in full force and effect as of the date hereof and, together with all other documents and agreements referenced therein, constitute all of the current organizational and governing documents for Blue Dolphin. There are no proceedings or actions pending or contemplated to dissolve Blue Dolphin.

         (b) WBI hereby represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. WBI has furnished to Buyer a true, correct and complete copy of the Certificate of Incorporation and Bylaws of WBI (collectively, the "WBI Organizational Documents"). The WBI Organizational Documents are in full force and effect as of the date hereof and, together with all other documents and agreements referenced therein, constitute all of the current organizational and governing documents for WBI. There are no proceedings or actions pending or contemplated to dissolve WBI.

         (c) New Avoca is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. New Avoca is duly qualified to do business and is in good standing as a foreign limited liability company in each of the states in which the Business Assets are located. Sellers have furnished to Buyer a true, correct and complete copy of the Articles of Organization and the current Amended and Restated Regulations of New Avoca (collectively, the "New Avoca Organizational Documents"). The New Avoca Organizational Documents are in full force and effect as of the date hereof and, together with all other documents and agreements referenced therein, constitute all of the current organizational and governing documents for New Avoca. There are no proceedings or actions pending or contemplated to dissolve New Avoca.

         5.02 Authority, Approval and Enforceability. (a) Blue Dolphin hereby represents that: (i) it has all requisite corporate power and authority to execute and deliver this Agreement and to perform any covenant and obligation required of it hereunder, (ii) the execution and delivery of this Agreement by Blue Dolphin and the performance of the transactions contemplated hereunder by Blue Dolphin have been duly and validly approved by all requisite corporate action necessary on behalf of Blue Dolphin, (iii) this Agreement constitutes the legal, valid and binding obligation of Blue Dolphin, enforceable against Blue Dolphin in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity ("Creditors' Rights"), and (iv) at the Closing all documents required hereunder to be executed and delivered by Blue Dolphin will have been duly authorized, executed and delivered by Blue Dolphin and will constitute legal, valid and binding obligations of Blue Dolphin, enforceable against Blue Dolphin in accordance with its terms, subject to Creditors' Rights.

         (b) WBI hereby represents that: (i) it has all requisite corporate power and authority to execute and deliver this Agreement and to perform any covenant and obligation required of it hereunder, (ii) the execution and delivery of this Agreement by WBI and the performance of the transactions contemplated hereunder by WBI have been duly and validly approved by all requisite corporate action necessary on behalf of WBI, (iii) this Agreement constitutes the legal, valid and binding obligation of WBI, enforceable against WBI in accordance with its terms, subject to Creditors' Rights, and (iv) at the Closing all documents required hereunder to be executed and delivered by WBI will have been duly authorized, executed and delivered by WBI and will constitute legal, valid and binding obligations of WBI, enforceable against WBI in accordance with its terms, subject to Creditors' Rights.

         5.03 No Violation or Consent. The execution and delivery by the respective Seller of this Agreement and the consummation by that Seller of the transactions contemplated hereby will not:

         (a) conflict with or result in a default under its respective organizational documents or the New Avoca Organizational Documents or entitle any Person to exercise any preferential purchase right, option to purchase or similar right with respect to any of the Business Assets;

         (b) conflict with or result in a material default under any Contract to which that Seller or New Avoca is a party or to which any of the Business Assets are bound or subject;

         (c) conflict with or result in a material default under any material Legal Requirement or any material judgment, decree, order, governmental permit, certificate or license that the respective Seller or New Avoca is a party or that it is subject or by which any of the Business Assets is bound or subject (other than Environmental Legal Requirements that are covered by Section 5.11);

         (d) result in the creation of any Encumbrance upon any of the Business Assets;

         (e) conflict with or result in a material default under any Easement or Lease; or

         (f) require either the respective Seller or New Avoca to obtain or make any material waiver, consent, action, approval, clearance or authorization of, or registration, declaration or filing with, any Governmental Entity.

         5.04 Absence of Certain Changes and Operation of the Facility. Since September 28, 2004, to the Knowledge of each Seller:

         (a) there has not been any material adverse change in the makeup, condition or composition of the Business Assets, whether taken as a whole or as to any material part thereof;

         (b) there has not been any damage, destruction or loss, whether covered by insurance or not, to the Business Assets that has had, or is reasonably likely to have, a material adverse effect on the ownership or operation of the Business Assets;

         (c) there has not been any waiver by New Avoca of any rights that, singularly or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the ownership or operation of the Business Assets; and

         (d) except to the extent the failure to do so has not had, and is not reasonably likely to have, a material adverse effect on the ownership or operation of the Business Assets, New Avoca has operated the Business Assets in the ordinary course of business consistent with past practices.

         5.05 Material Contracts.

         (a) Schedule 5.05 to the Disclosure Schedule lists all Material Contracts. Sellers have furnished or made available to Buyer complete and correct copies of all written Material Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Material Contracts.

         (b) New Avoca is not in default under any Material Contract. Neither Seller has received nor has Knowledge of any written communication from, or given any written communication to, any other party indicating that New Avoca or such other party, as the case may be, is in default under any Material Contract.

         5.06 Real Property.  (a) Schedule 2.01(b)(i),  Schedule 2.01(b)(ii) and
Schedule 2.01(b)(iv) collectively contain a complete and accurate description of all Real Property. The Real Property listed on Schedule 2.01(b)(i), Schedule 2.01(b)(ii) and Schedule 2.01(b)(iv) includes all of New Avoca's interests in all real property. Subject to Permitted Encumbrances, the Sellers warrant New Avoca has good title to such Real Property.

         (b) Subject to Permitted Encumbrances, all Improvements to the Real Property are located within the boundary lines of the Real Property that constitutes part of the Business Assets and to the Knowledge of each Seller, no structure, fixture, facility or improvement on any parcel adjacent to the Real Property encroaches onto any portion of the Real Property;

         (c) Subject to Permitted Encumbrances, New Avoca has good and valid rights of physical and legal ingress and egress to and from its Real Property from and to the public systems for all usual street, road and utility purposes, and no conditions exist that would reasonably be expected to result in the termination of such ingress and egress;

         (d) Neither Seller nor New Avoca has received notice or otherwise been formally advised, nor does either Seller have any Knowledge, that any Real Property, or any present use or operation of the Real Property, does not comply with all applicable Legal Requirements (other than Environmental Legal Requirements which are covered by Section 5.11) (including, those relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) and all valid covenants, conditions, restrictions, easements and similar matters affecting the Real Property.

         (e) Except for environmental matters that are covered by Section 5.11, there are no pending, threatened, condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property that would reasonably be expected to adversely affect the current use or occupancy thereof, nor has either Seller received notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property;

         (f) There are no approvals, consents, waivers, filings or notices required to be made or given by a Seller or New Avoca or given to a Seller or New Avoca in relation to New Avoca's rights to any Real Property under any Permit, Easement, Lease or Contract by virtue of the transaction contemplated herein, which will not, prior to the Closing Date, have been so made or given;

         (g) To the Knowledge of each Seller, because of the arrangement created pursuant to the PILOT Agreements no Property Taxes (and applicable penalties and interest, if any) have accrued with respect to New Avoca's interest in the Real Property during the Ownership Period;

         (h) The PILOT Agreements, Leases and Easements are valid and effective in accordance with their respective terms, and there is no material default under any of such contracts;

         (i) Neither Seller nor New Avoca has granted a third party possession of any Real Property or any portion thereof; nor is a Seller or New Avoca a party to any lease, sublease, license, concession or other contract granting to any third party the right to use or occupy any portion of the Real Property; and

         (j) There are no outstanding options, rights of first offer, rights of first refusal, or other similar contracts or rights to purchase the Real Property or any portion thereof or interest therein granted by a Seller or New Avoca.

         5.07 Tangible Personal Property. To the Knowledge of each Seller, all of the Tangible Personal Property conforms with any Legal Requirements material to its use and operation (except for Environmental Legal Requirements that are covered by Section 5.11).

         5.08 Permits. Schedule 2.01(b)(vii) sets forth a list of the Permits which to the Knowledge of Sellers were previously applicable to the Facility. The Sellers have advised the Buyer that (i) they can give no assurance regarding the extent to which such Permits are currently effective, and (ii) additional permits, licenses, etc. may be required to be obtained before the Facility may be lawfully operated.

         5.09 Compliance with Law. Each Seller and New Avoca are in compliance in all material respects with all Legal Requirements (other than Environmental Legal Requirements that are covered by Section 5.11 and Legal Requirements that relate to tax matters that are covered by Section 5.12) applicable to the ownership, use or operation of the Facility and the Business Assets.

         5.10 Litigation. (a) There are no civil, criminal, administrative, arbitration or other proceedings or governmental investigations pending or, threatened against either Seller, any of its Affiliates or New Avoca relating to the ownership or operation of the Facility or any of the Business Assets that could materially adversely affect Buyer's ownership or operation of the Facility or the Business Assets or that seek to restrain or enjoin the transactions contemplated by this Agreement or which would reasonably be expected to have a material adverse effect on the financial condition or results of operations, of the Facility, and (b) neither Seller has received notice of, nor has Knowledge of, any demand, suit, action, investigation or proceeding (whether civil, criminal, administrative or otherwise) from any Person regarding compliance with Legal Requirements in connection with the ownership and operation of the Facility and the Business Assets.

         5.11 Environmental Matters. (a) Neither Seller has received written notification, nor has any Knowledge, that the Business Assets and all operations thereon are not currently in compliance in all material respects with all applicable Environmental Legal Requirements, and, to the Knowledge of each Seller there are no conditions existing on or resulting from activities on or use of the Business Assets (including any use, transportation, disposal or arrangement for transportation or disposal of Hazardous Materials by a Seller or New Avoca) that give rise to any required on-site or offsite Remedial Action under any applicable Environmental Legal Requirements;

         (b) Certain Environmental Permits are listed on Schedule 2.01(b)(vii). The Sellers have advised the Buyer that additional Environmental Permits may be required to be obtained or filed in connection with the operation or use of the Business Assets;

         (c) To the Knowledge of each Seller, the Sellers have delivered to Buyer all audits, assessments, spill reports, risks assessments and other material reports and studies relating to Environmental Conditions associated with the Business Assets that are in the possession of such Seller, its Affiliates or New Avoca;

         (d) Neither Seller has received notice of, nor has any Knowledge of, any demand, suit, action, investigation or proceeding (whether civil, criminal or administrative) from any Governmental Entity regarding a violation of Environmental Legal Requirements in connection with the ownership or operation of the Facility or the Business Assets; and

         (e) The execution and delivery by each Seller of this Agreement or any other documents required hereunder to be executed and delivered by each Seller at the Closing, or otherwise, and the consummation by each Seller of the transactions contemplated hereby or thereby will not conflict with or result in a default under any Environmental Legal Requirement.

         5.12 Taxes. New Avoca has filed or will file in a timely manner all Tax reports, returns and forms affecting the Business Assets and the Facility as may have been required under applicable Legal Requirements, including, all required federal, state and local income, sales, use, property and franchise Tax Returns, and has paid or will pay all required Taxes or similar assessments affecting the Business Assets and the Facility including any interest, penalties or additions attributable thereto shown as due on all such filings for the periods ending on or before the Closing Date. No Encumbrances (other than Permitted Encumbrances), proceedings, lawsuits, investigations known to a Seller, inquiries known to a Seller or other actions which are pending, to be threatened or open seek the assessment or collection of additional Taxes of any kind from New Avoca or relating to any portion of the Business Assets, and to each Seller's Knowledge, no other examination by the Internal Revenue Service or any other taxing authority affecting the Facility or any portion of the Business Assets is now pending. Taxes which New Avoca was required by Legal Requirements to withhold or collect in respect to the Business Assets or the Facility have been withheld or collected and have been paid over to the proper Governmental Entities or are properly held by New Avoca for such payment when due and payable.

         5.13 Regulatory Status. Each Seller is exempt from, or is otherwise not subject to regulation as, (a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or a "public utility company," as each of such terms is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder, (b) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (c) a "public utility" within the meaning of the Federal Power Act, as amended, and the rules and regulations thereunder.

         5.14 Brokers. Neither Seller, nor any of their Affiliates, nor New Avoca has entered (directly or indirectly) into any agreement with any Person that provides for the payment of any commission, brokerage or "finders' fee" arising out of the transactions contemplated by this Agreement for which Buyer might have any Liability or obligation.

         5.15 Title to Personal Property. New Avoca has good and indefeasible title to all of the Tangible Personal Property and such Tangible Personal Property is not or will not prior to the Closing Date be subject to any Encumbrances (other than Permitted Encumbrances). There is no Tangible Personal Property used in the operation of the Facility that is owned by any Person other than New Avoca that, as of the Closing Date, will not be licensed or leased to New Avoca or Buyer under valid, current license arrangements or leases. The Business Assets are all of the assets used by New Avoca with respect to the Facility.

         5.16 Credit Support.

         (a) Schedule 5.16 to the Disclosure Schedule lists all letters of credit posted by each Seller, its Affiliates, New Avoca or third parties in connection with the Facility (the "Letters of Credit") specifying the amounts, term and the counterparties.

         (b) Schedule 5.16 to the Disclosure Schedule lists all guaranties posted by each Seller, its Affiliates, New Avoca or third parties in connection with the Facility (the "Guaranties") specifying the amounts, term and the counterparties.

         (c) Schedule 5.16 to the Disclosure Schedule lists all cash collateral, cash equivalents and surety bonds posted by each Seller, its Affiliates, New Avoca or third parties in connection with the Facility (the "Cash Collateral") specifying the amounts, term and the counterparties.

         5.17 Employees. New Avoca does not have and has never had any employees.

         5.18 Title to New Avoca Membership Interests. Sellers are the direct legal and beneficial owners of 100% of the New Avoca Membership Interests, free and clear of all Encumbrances, and Sellers have the absolute, right, power and capacity to sell, assign, transfer and deliver the New Avoca Membership Interests to Buyer.

         5.19 Capitalization of New Avoca. All New Avoca Membership Interests have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, subscriptions, convertible securities, warrants, calls, rights, commitments or other rights obligating New Avoca to issue, transfer, deliver or sell any membership interest in New Avoca. None of the New Avoca Membership Interests were issued in violation of any preemptive rights.


                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Subject to the survival provisions set forth in Section 11.05 and the limitations provided for in Article 12, Buyer represents and warrants to Sellers that:

         6.01 Organization and Qualification. Buyer is a limited partnership duly organized, validly existing and is in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified to do business and in good standing as a foreign limited partnership in all jurisdictions in which the character of the properties now owned or leased by it or the nature of the business conducted by it requires it to be so licensed or qualified. Buyer has furnished to Sellers a true, correct and complete copy of the certificate of limited partnership of Buyer and Buyer's agreement of limited partnership, together with all amendments thereto (collectively, the "Buyer Organizational Documents"). The Buyer Organizational Documents are in full force and effect as of the date hereof and, together with all other documents and agreements referenced therein, constitute all of the organizational and governing documents for Buyer. There are no proceedings or actions pending or contemplated to dissolve Buyer.

         6.02 Authority, Approval and Enforceability. Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement. The execution and delivery of this Agreement by Buyer and the performance of the transactions contemplated hereby have been duly and validly approved by all requisite partnership action on behalf of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to Creditors' Rights. At the Closing, all documents required hereunder to be executed and delivered by Buyer will have been duly authorized, executed and delivered by Buyer and will constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to Creditors' Rights.

         6.03 No Violation or Consent. The execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated hereby or thereby will not:

         (a) conflict with or result in a breach, default or violation of the Buyer Organizational Documents;

         (b) conflict with or result in a breach, default or violation of, or require a consent under, any material Legal Requirement or any material agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which Buyer is a party or to which it is subject; or

         (c) require Buyer to obtain or make any material waiver, consent, action, approval, clearance or authorization of, or registration, declaration or filing with, any Governmental Entity.

         6.04 Brokers. Neither Buyer nor any of its Affiliates has incurred any Liability for brokers' or finders' fees in respect of the matters provided for in this Agreement that will be the responsibility of Sellers.

         6.05 Seller Disclaimer. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, BUYER REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES THAT BUYER IS KNOWLEDGEABLE AND EXPERIENCED IN ACQUIRING ASSETS SIMILAR TO THE BUSINESS ASSETS, AND IN THE DEVELOPMENT OF STORAGE PROJECTS SIMILAR TO THE FACILITY. BUYER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE FACILITY AND TO RETAIN CONSULTANTS OF ITS CHOICE TO MAKE SUCH INSPECTIONS OR EVALUATIONS OF THE FACILITY AS BUYER DEEMS NECESSARY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER HAS MADE AND EACH SELLER HEREBY DISCLAIMS ANY AND ALL, REPRESENTATIONS AND WARRANTIES REGARDING THE VIABILITY OF THE FACILITY OR THE CONDITION OF THE BUSINESS ASSETS, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, INCLUDING BUT NOT LIMITED TO:

         (a) THE NATURE, QUALITY OR CONDITION OF, OR THE SUITABILITY FOR ANY PARTICULAR PURPOSE OF, ANY AND ALL INJECTION WELLS AND DISPOSAL WELLS RELATED TO THE FACILITY;

         (b) THE INCOME TO BE DERIVED FROM THE FACILITY;

         (c) THE SUITABILITY OF THE BUSINESS ASSETS FOR ANY ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON;

         (d) THE CONDITION OF THE BUSINESS ASSETS, WHICH ARE ACQUIRED "AS IS" "WHERE IS"; AND

         (e) THE ABILITY OF BUYER TO OBTAIN OR MAINTAIN ANY PERMITS NECESSARY TO OPERATE THE FACILITY, WHETHER NOW HELD BY NEW AVOCA OR LISTED ON THE DISCLOSURE SCHEDULE, OR OTHERWISE.

         BUYER HEREBY WAIVES ANY SUCH REPRESENTATION, WARRANTY, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES SPECIFIED UNDER THIS SECTION 6.05. THE PROVISIONS OF THIS SECTION 6.05 SHALL SURVIVE THE CLOSING.

                                    ARTICLE 7

                              COVENANTS OF SELLERS

         7.01 Operation of Business Assets Prior to the Closing Date. Sellers, jointly and severally, covenant and agree that, except as expressly provided in this Agreement or as otherwise approved by Buyer in writing, at all times from the date hereof through the Closing Date, they shall comply with the following with respect to the Business Assets and the Facility:

         (a) The Business Assets shall in all material respects be kept, operated and maintained in the ordinary course of business in accordance with the past operating and maintenance practices of New Avoca.

         (b) Each Seller shall use commercially reasonable efforts to continue to preserve the present customer and supplier relations that have heretofore been developed by New Avoca in connection with the Facility.

         (c) Each Seller shall cause New Avoca to, in all material respects and in a timely manner, make all payments due under and otherwise perform all its other obligations under all Easements, Leases, Contracts and Permits in accordance with its respective terms and not cancel, amend, modify, abandon, extend or renew any of the same, or permit any of the same to lapse, other than in the ordinary course of business. Notwithstanding the preceding, should a Seller or New Avoca cancel, amend, modify, abandon, extend or renew any Material Contract, or permit any of the same to lapse, the Sellers shall provide Buyer written notification of such event within three (3) Business Days from the occurrence thereof or prior to the Closing Date, whichever occurs first.

         (d) Neither Seller shall, nor permit New Avoca to, dispose of any interest in any of the Business Assets or take any action (including the entry into any contract, agreement or instrument) the taking of which, or omit to take any action the omission of which, would reasonably be expected to (i) cause an Encumbrance to arise with respect to any of the Business Assets (other than Permitted Encumbrances), (ii) bind New Avoca or the Business Assets in a manner that would reasonably be expected to require capital expenditures in excess of Five Thousand and No/100 Dollars ($5,000.00), or (iii) be outside of the normal scope of maintaining and operating the Business Assets.

         7.02 Fulfillment of Closing Conditions. Prior to the Closing, each Seller shall:

         (a) on a timely basis, give or cause to be given all such notices, and use commercially reasonable efforts to obtain or cause to be obtained all consents, approvals and waivers that are required to be given or obtained by such Seller in connection with the consummation of the transactions contemplated hereunder, including, without limitation the Required Consents; and

         (b) use its best efforts to fulfill or cause to be fulfilled all other conditions to the Closing set forth in Sections 11.01 to the extent of its ability to influence same.

         7.03 Access to Facility. From and after the date hereof, upon reasonable advance notice and during reasonable business hours, Buyer, at its own risk and expense, shall be given full and complete access to the facilities, properties, books and records of New Avoca and Sellers pertaining to the Business Assets; provided, however, that such access may not unreasonably interfere with the ongoing operations of New Avoca or Sellers. Each Seller shall furnish to Buyer, at Buyer's expense, copies of such books and records pertaining to the Facility and the Business Assets as Buyer shall reasonably request in connection with its investigation of the Facility and Business Assets. Prior to Closing, Buyer, at its own risk and expense, shall have the right to inspect the Real Property and other Business Assets, to the extent Buyer deems it necessary in performing its environmental or operational review of the Facility and the Business Assets.

         7.04 Title Commitments and Policies. Each Seller acknowledges that Buyer shall have the right to obtain, at Buyer's own cost and expense, commitments for title insurance and title policies for all the Real Property at or after the Closing Date. Each Seller agrees to cooperate in a commercially reasonable manner with Buyer in connection with Buyer's efforts to obtain such commitments and policies, if any, but at no cost or expense to Sellers.

         7.05 Non-Solicitation. Prior to the Closing Date, neither Seller nor any of their Affiliates will (and Sellers will cause each of its employees, officers and agents not to) (a) solicit, initiate, entertain or encourage the submission of any proposal or offer from any Person relating to the direct or indirect acquisition of the Facility or any portion of the Business Assets
(other than in the ordinary course of business), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Sellers will notify Buyer if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing within two (2) Business Days after receipt of any such offer or proposal.

         7.06 Distributions. Sellers shall cause New Avoca to pay the current obligations listed on Schedule 7.06 at or prior to the Closing. Sellers shall be permitted to cause New Avoca to distribute. effective prior to or as of the Closing, all of its cash, receivables, and other liquid assets remaining after the payment of such amounts.

                                    ARTICLE 8

                               COVENANTS OF BUYER

         8.01 Fulfillment of Closing Conditions. Buyer shall use its best efforts to fulfill or cause to be fulfilled all conditions to the Closing set forth in Sections 11.02 to the extent of its ability to influence same.

                                    ARTICLE 9

                                EMPLOYEE MATTERS

         [Intentionally omitted.]

                                   ARTICLE 10

                       COVENANTS REGARDING CREDIT SUPPORT

         10.01 Substitution of Credit Support. Subject to Section 10.02, Sellers and Buyer hereby acknowledge that nothing contained herein shall be deemed to cause Buyer or any of its Affiliates to be substituted for either Seller or any of their respective Affiliates with respect to any of the Guaranties, Letters of Credit or Cash Collateral. Should either Seller desire to have Buyer or any of its Affiliates substitute or replace any of the Guaranties, the Letters of Credit or Cash Collateral, such Seller shall disclose in writing such instruments to Buyer prior to the Closing Date, and Buyer shall cause such substitution to occur as soon as practical after the Closing. Such Guaranties, Letters of Credit or Cash Collateral shall not have Buyer or its Affiliates substituted thereunder unless and until specifically agreed to in writing by Buyer or its Affiliates, but the assumption of any such obligations by Buyer or its Affiliates shall include a complete release of Sellers in respect thereof after Closing.

         10.02 Plugging Bonds and Escrow Funds. Buyer understands that New Avoca is obligated under those certain Well Plugging and Surface Restoration Bonds in favor of New York State Department of Environmental Conservation, in a total current amount of $242,200.00 ("Plugging Bonds"), and New Avoca is obligated in similar amounts to the United States Environmental Protection Agency, which obligations are supported by funds in an escrow account with Union Bank of California, said funds totaling $273,624.87 as of September 30, 2004 ("Escrow Funds"). Effective as of the Closing, Buyer or its Affiliate, as the case may be will replace the Plugging Bonds and purchase the Escrow Funds at Closing by paying Sellers an amount equal to the Escrow Funds on deposit at the time of Closing.

                                   ARTICLE 11

                      CONDITIONS TO CLOSING AND TERMINATION

         11.01 Conditions to Obligation of Buyer. The obligation of Buyer to perform its respective obligations hereunder at the Closing shall be subject to the satisfaction of the conditions set forth below (which conditions may be waived in whole or in part by Buyer in its sole and absolute discretion in writing on or before the Closing Date):

         (a) The representations and warranties of each Seller hereunder shall be true and correct in all material respects as of the Closing Date (without regard to any materiality qualifier contained therein), and each Seller shall have performed in all material respects all covenants and obligations required of such Seller by this Agreement to be performed on or before the Closing Date (without regard to any materiality qualifier contained therein).

         (b) Each Seller shall have delivered to Buyer a certificate of a corporate officer or other authorized person, dated as of the Closing Date, certifying on behalf of such Seller that the conditions set forth in Section 11.01(a) have been fulfilled.

         (c) Each Seller shall have given or caused to be given all such notices, and obtained or caused to be obtained all consents, approvals and waivers from any third parties not constituting Governmental Entities, including, but not limited to, the Required Consents.

         (d) There shall not be in effect any Legal Requirement that makes it illegal for Buyer to perform its obligations hereunder at Closing or any judgment, order, writ or decree that enjoins Buyer from performing such obligations.

         (e) No event shall have occurred since September 28, 2004 that has had or would reasonably be expected to have a material adverse effect on the Facility or Business Assets taken as a whole.

         (f) Buyer shall be satisfied in its sole and absolute discretion with the results of such due diligence, examinations, studies, tests, reviews, assessments, audits and inspections, as Buyer deems necessary or desirable, with respect to New Avoca, the Facility and the Business Assets.

         (g) All documents, instruments, certificates or other items required to be delivered by each Seller pursuant to Section 4.02 shall have been delivered, including but not limited to the Required Consents.

         (h) Prior to Closing, each Seller shall have full legal and beneficial title to and ownership of its respective New Avoca Membership Interests, New Avoca shall have full legal and beneficial title to and ownership of the Business Assets, and the New Avoca Membership Interests and Business Assets shall be free and clear of all Encumbrances other than Permitted Encumbrances.

         11.02 Conditions to Obligation of Sellers. The obligation of each Seller to perform its obligations hereunder at the Closing shall be subject to the satisfaction of the conditions set forth below (which conditions may be waived in whole or in part by Sellers in writing on or before the Closing Date).

         (a) The representations and warranties of Buyer hereunder shall be true and correct in all material respects as of the Closing Date (without regard to any materiality qualifier contained therein), and Buyer shall have performed in all material respects all covenants required of Buyer by this Agreement to be performed on or before the Closing Date.

         (b) Buyer shall have delivered to Sellers a certificate of its general partner or proper officer, dated the Closing Date, certifying on behalf of Buyer that the conditions set forth in Section 11.02(a) have been fulfilled.

         (c) There shall not be in effect any Legal Requirement that makes or will make it illegal for either Seller to perform its obligations hereunder at Closing or any judgment, order, writ or decree that enjoins either Seller from performing such obligations.

         (d) All other required material permits, consents, approvals and authorizations from Governmental Entities shall have been obtained.

         (e) All documents, instruments, certificates or other items required to be delivered by Buyer pursuant to Section 4.02 shall have been delivered.

         11.03 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time without liability of any Party to the other Parties except as set forth in Section 11.04:

         (a) By either Buyer or Sellers if the Closing shall not have occurred on or before October 29, 2004;

         (b) by either Buyer or Sellers, upon delivery of ten (10) Business Days prior written notice to the other Party, if events have occurred that have made it impossible to satisfy a condition to the terminating Party's obligations hereunder that such terminating Party is not willing to waive (the Parties agree to promptly notify the other Party if such Party discovers that events have taken place that give such Party the right to terminate this Agreement pursuant to this Section 11.03(b));

         (c) by any Party at any time prior to  Closing,  upon  delivery of five
(5) Business Days prior written notice to the other Party, if a final order has been issued by a Governmental Entity with appropriate jurisdiction prohibiting the consummation of the transactions contemplated by this Agreement; or

         (d) by mutual agreement of the Parties;

provided, however, no Party may exercise any right of termination pursuant to this Agreement if the event giving rise to such termination right resulted from the failure by such Party to fulfill any material undertaking or commitment provided for herein that is required to be fulfilled by such Party prior to the Closing.

         11.04 Effect of Termination. If this Agreement is terminated pursuant to Section 11.03 or otherwise pursuant to the terms hereof, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 5.14, 6.04, 12.01, 13.01, 13.07, 13.11, 13.14 and 13.16, which shall, except to the extent otherwise specifically provided, survive such termination and continue in full force and effect). If this Agreement is terminated pursuant to the provisions hereof, nothing herein shall relieve any Party from liability for any willful breach of this Agreement occurring prior to such termination.

         11.05 Survival. The representations, warranties, covenants and obligations of the Parties under this Agreement, and the obligation to provide indemnification pursuant to Article 12, shall survive the Closing and may be enforced within the time periods specified herein. The facts giving rise to any and all Damages from the breach of a representation, warranty, covenant or obligation hereunder or to a Claim in connection therewith or otherwise subject to indemnification under Article XII must have occurred on or prior to the second (2nd) anniversary of the Closing Date, and provided further that the Party seeking a remedy pursuant to Section 12.01 must commence a Claim for such Damages on or prior to the third (3rd) anniversary of the Closing Date; provided, however, said time limitations shall not apply to any Damages or Claims arising from breach of the earn out or non-compete obligations under Sections 3.02 or 12.06.

         In the event that a Claim for indemnification is properly brought under
Section 12.01, the applicable survival period under this Section 11.05 with respect to the breach of the representation, warranty, covenant or obligation shall be deemed to toll, with respect to such Claim only, until such Claim is ultimately resolved by a written instrument executed by each of the Parties or finally resolved by a court of competent jurisdiction.

                                   ARTICLE 12

                      ADDITIONAL AGREEMENTS OF THE PARTIES

         12.01 Indemnification. (a) Subject to the survival provisions set forth in Section 11.05 and the limitations set forth in this Section 12.01(a), and except to the extent any such Claims or Damages are covered by Buyer's indemnity in favor of Seller Indemnified Parties pursuant to Section 12.01(b), the Sellers shall, jointly and severally, indemnify, defend, hold harmless and release
Buyer, its general and limited partners and Affiliates, and its respective directors, officers, employees, legal counsel, financial advisors and agents (collectively, the "Buyer Indemnified Parties") from and against any and all Claims and Damages suffered or incurred by the Buyer Indemnified Parties that arise out of, result from or are payable as a result of the following:

                  (i) the breach of any representation or warranty made by a Seller in Article 5 of this Agreement or in any certificate or other document or instrument delivered by or on behalf of a Seller to Buyer pursuant to this Agreement (except for Section 5.11 that will be covered by the indemnity obligation set forth in Section 12.01(a)(iii)), provided, however, only the breaching Seller shall be obligated to indemnify the Buyer Indemnified Parties under this Section 12.01(a)(i) with respect to its breach of a representation or warranty that is expressly limited to that specific Seller.

                  (ii) the failure of a Seller to perform any covenant or obligation required to be performed by it under this Agreement;

                  (iii) any Claims made by third parties (including Governmental Entities) against the Buyer Indemnified Parties to the extent such Claims arise out of, result from, relate to or are payable as a result of (A) any Environmental Condition which arose or developed with respect to the Business Assets during the Ownership Period, other than with respect to an Assumed Liability, or (B) the breach of any representation or warranty made by a Seller in Section 5.11;

                  (iv) any Claims made by third parties (including Governmental Entities) against the Buyer Indemnified Parties to the extent such Claims arise out of or are attributable to events occurring during the Ownership Period with respect to the Business Assets (except for any Claims relating to environmental matters that are covered by the indemnity obligation set forth in Section 12.01(a)(iii)), other than with respect to an Assumed Liability; and

                  (v) any Unassumed Liability (except for any Claims relating to environmental matters that are covered by the indemnity obligation set forth in Section 12.01(a)(iii));

         IN EACH CASE, WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, OR STRICT LIABILITY (BUT NOT THE WILLFUL AND WANTON MISCONDUCT) OF THE BUYER INDEMNIFIED PARTIES; provided, however, that the indemnity obligations of the Sellers under this Section 12.01(a) shall be subject to the following limitations:

                  (1) Notwithstanding anything to the contrary in this Agreement, Sellers shall not be obligated to indemnify the Buyer Indemnified Parties for any Damages pursuant to (A) Section 12.01(a) above to the extent the aggregate amount of such Damages suffered or incurred by the Buyer Indemnified Parties does not exceed One Hundred Thousand and 00/100 Dollars (the "Deductible") or (ii) exceeds the Purchase Price (the "Cap"), provided further that the liability of a specific Seller shall not exceed the share of that Seller of the Purchase Price. All liability and responsibility for amounts outside the limits set forth in the preceding sentence shall be borne by Buyer.

         (b) Subject to the survival provisions set forth in Section 11.05, and except to the extent that any such Claims or Damages are covered by Sellers' indemnity in favor of the Buyer Indemnified Parties pursuant to Section 12.01(a), Buyer shall indemnify, defend, hold harmless and release Sellers and their Affiliates, and its respective directors, officers, employees, legal counsel, financial advisors and agents (collectively, the "Seller Indemnified Parties") from and against all Claims and Damages arising out of or resulting from or payable as a result of the following:

                  (i) the breach of any representation or warranty made by Buyer in Article 6 of this Agreement or in any certificate or other document or instrument delivered by or on behalf of Buyer to Sellers pursuant to this Agreement;

                  (ii) without limiting or expanding the obligations of Buyer pursuant to the express terms of such covenants or obligations, the failure of Buyer to perform any covenant or obligation required to be performed by it under this Agreement;

                  (iii) any Claims made by third parties (including Governmental Entities) against the Seller Indemnified Parties to the extent such Claims arise out of or are attributable to the ownership, use, condition or operation of the Business Assets after the Closing Date; and

                  (iv) any Assumed Liability.

         IN EACH CASE WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, OR STRICT LIABILITY (BUT NOT THE WILLFUL AND WANTON MISCONDUCT) OF THE SELLER INDEMNIFIED PARTIES; provided, however, that the indemnity obligations of Buyer under this Section 12.01(b) shall be subject to the following limitation:

         Notwithstanding anything to the contrary in this Agreement, Buyer shall not be obligated to indemnify the Seller Indemnified Parties for any Damages pursuant to Section 12.01(b) above to the extent the aggregate amount of such Damages suffered or incurred by the Seller Indemnified Parties (i) does not exceed the Deductible or (ii) does exceed the Cap. All liability and responsibility for amounts outside the limits set forth in the preceding sentence shall be borne by Sellers.

         (c) In the event that any Claim for which a Seller, on the one hand, or Buyer, on the other hand (each an "Indemnifying Party"), could be liable to the other Party or another indemnified Person (each collectively, an "Indemnified Party") under this Section 12.01 is asserted against or sought to be collected from such Indemnified Party by a third party, the Indemnified Party shall notify the Indemnifying Party of such Claim within the time periods specified in
Section 11.05 hereof, specifying the nature of and specific basis for such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"); provided, however, that no failure or delay in the giving of such Claim Notice shall relieve the Indemnifying Party of any Liability hereunder if such delay does not materially impair the defense of such Claim. The Indemnifying Party shall have 30 days from the delivery of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claim; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the defense of such Claim. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Claim or demand and except as hereinafter provided, then the Indemnifying Party shall have the right, at its own expense and after reasonable coordination with the Indemnified Party, to assume the defense of any such Claim either directly or through its insurer. In such case, but subject to Section 12.01(d) below, (i) the Indemnifying Party shall control the course of and make all decisions concerning any such proceeding, select and employ counsel (with the approval of the Indemnified Party, not to be unreasonably withheld), and expeditiously  settle or prosecute such  proceeding to a final  conclusion,  and
(ii) the Indemnified Party may participate in, but not control, any such defense or settlement at its own cost and with its own counsel, and (iii) if requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Claim in question, in making any counterclaim against the Person asserting the third-party Claim, or any cross-complaint against any Person. To the extent the Indemnifying Party elects not to assume the defense of any Claim, the Indemnified Party shall, at the cost and for the account of the Indemnifying Party, assume all obligations with respect thereto, and shall take such prudent steps as may be required in connection therewith as though the indemnities did not exist and such Claim were the Indemnified Party's responsibility. In such case, the Indemnified Party shall have the right with respect to any Claim for which it is assuming the defense to choose counsel and make decisions regarding any such proceeding, provided that it shall keep the Indemnifying Party advised with respect thereto. Subject to Section 12.01(e) below, the Indemnifying Party shall be bound by any and all rulings, judgments, compromises and settlements reached by the Indemnified Party in good faith.

         (d) If a Party becomes an Indemnified Party, it shall, at the Indemnifying Party's expense, cooperate with the Indemnifying Party and permit the Indemnifying Party reasonable access to the Indemnified Party's books, records, facilities and employees for the purpose of permitting the Indemnifying Party to perform its obligations under this Section 12.01; provided, however, that the Indemnified Party shall not be required to disclose to the Indemnifying Party any documents or correspondence covered by the attorney-client privilege or the work product doctrine, except pursuant to a joint defense agreement. To the extent that any documents or correspondence are covered by the attorney-client privilege or the work product doctrine, the Indemnified Party shall notify the Indemnifying Party if the Indemnified Party seeks to protect such privilege with respect to third parties. The Indemnified Party shall disclose to the Indemnifying Party the non-privileged contents of any such documents or correspondence. If requested by the Indemnifying Party, the Indemnified Party and the Indemnifying Party shall negotiate in good faith a joint defense agreement with respect to the matter that is the subject of the privileged communication or work product.

         (e) No third-party Claim may be made the subject of a consent decree or otherwise settled or compromised without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. No consent decree or other settlement or compromise of any such Claim involving (i) the entry of a plea of guilty or nolo contendere to any criminal charge, or (ii) any admission of responsibility for which the Indemnified Party could be held criminally liable, may be entered into without the prior written consent of the Indemnified Party. Any consent decree or other settlement or compromise involving or affecting Buyer's ownership, operation or use of the Business Assets shall require the prior consent of Buyer, which shall not be unreasonably withheld.

         (f) Subject to the terms hereof, no investigation by an Indemnified Party at or prior to the Closing shall relieve an Indemnifying Party of any Liability hereunder.

         12.02 Exclusive Remedy. In the absence of actual fraud, Section 12.01 shall be the exclusive remedy of all Parties for monetary damages for breach of this Agreement, and each Party hereby waives any other Claim, cause of action, or remedy for monetary Damages that it might assert against the other Parties for breach of this Agreement, whether under statutory or common law, or any other Legal Requirement.

         12.03 Cooperation and Preservation of Books and Records. The Parties shall provide such assistance to each other as the other Party may reasonably request in connection with the preparation of any Tax Return required to be filed with respect to the Facility, any audit or other examination by a taxing authority, any judicial or administrative proceeding relating to Liability for federal, foreign, state or local Taxes, or any claim for refund in respect of such Taxes. The Parties shall retain, and upon request provide, any records or information that may be reasonably relevant to such return, audit, examination, proceeding, or claim. Such assistance shall include, but is not limited to, (a) making employees or counsel available at and for reasonable times to provide additional information and explanation of any material to be provided hereunder and (b), subject to the right of each Party to refrain from disclosing or making available any proprietary information, any written or oral communications that are subject to the attorney-client privilege and any documents that are covered by the work product doctrine, furnishing access to, and permitting the copying of any records, returns, schedules, documents, work papers or other relevant materials which might reasonably be expected to be of use in connection with such return, audit, examination, proceeding, or claim.

         The Parties recognize that the Parties and their respective Affiliates may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the other Parties; therefore, the Parties shall (a) use commercially reasonable efforts to properly retain and maintain such records until the 30th day following the last date on which the period to which such records relate is subject to audit, and (b) subject to the right of each Party to refrain from disclosing or making available any proprietary information, any written or oral communications that are subject to the attorney-client privilege and any documents that are covered by the work product doctrine, allow the requesting Party and its respective agents and other representatives, at times and dates mutually acceptable to the Parties, to inspect, review, and make copies of such records as the requesting Party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the requesting Party's expense.

         12.04 Investigation of Books and Records. Buyer's closing of the transaction contemplated hereby will constitute Buyer's acknowledgment that it has had, prior to the Closing Date, access to the Business Assets, the Records, and the officers and employees of Sellers and New Avoca to its full and complete satisfaction. Buyer hereby further acknowledges that in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, it is relying solely on its own independent investigation and the express representations, warranties, covenants and agreements of Sellers set forth in this Agreement.

         12.05 Bulk Transfer Laws. Buyer hereby waives compliance by Sellers with the provisions of any so called bulk transfer laws of any jurisdiction in connection with the purchase and sale of the Business Assets; provided however, that in accordance with Article 12 hereof, Sellers shall indemnify and hold Buyer harmless from any Damages which Buyer may incur due to failure to comply with such laws.

12.06 Non-Competition. Neither Seller nor any of their Affiliates shall, within the States of New York or Pennsylvania, own or operate a natural gas storage business that competes with the Facility, or enter or reenter such business, until the third (3rd) anniversary of the Closing Date, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion. Each Seller acknowledges that (a) the provisions of this Section are reasonable and necessary to protect the legitimate interests of Buyer and its Affiliates; (b) any violation of this Section will result in irreparable injury to Buyer and its Affiliates; and that (c) Buyer and its Affiliates shall be entitled to injunctive relief in accordance with Section 13.12 hereof. In the event that this Section should ever be deemed to exceed the time, geographic, product or any other limitations permitted by Legal Requirements, such provisions shall be deemed reformed to the maximum extent permitted by Legal Requirements.

                                   ARTICLE 13

                                  MISCELLANEOUS

         13.01 Governing Law. This Agreement and all instruments executed in accordance with it shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction (except to the extent that such instruments otherwise provide or that the laws of another state mandatorily apply to the Real Property located within such state).

         13.02 Entire Agreement. This Agreement (including the documents, schedules, attachments, exhibits, annexes and instruments referred to herein and therein) together with the Confidentiality Agreement constitute the entire agreement between the Parties and supersedes all prior agreements, documents or other instruments with respect to the matters covered hereby. The Parties agree that the terms and conditions of the Confidentiality Agreement will apply to this Agreement and all other agreements between the Parties which are attached as exhibits hereto. The Parties make, and have made, no oral agreements or undertakings pertaining to the subject matter of this Agreement, except for any that are no longer in effect. In the event of any irreconcilable conflict between the terms of this Agreement and any conveyancing documents contemplated hereby, the terms of this Agreement shall be controlling.

         13.03 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         13.04 Captions. The captions in this Agreement are for convenience only
and  shall  not  be  considered  a  part  of  or  affect  the   construction  or
interpretation of any provision of this Agreement.

         13.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and its respective successors and permitted assigns, but except as provided below, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of either Buyer or Sellers, as applicable, and any such assignment that is not consented to shall be null and void; provided, however, that a Party may assign this Agreement upon notice to the other Party to (a) an Affiliate of that Party, or (b) a Person who
(i) purchases all or substantially all of the assets of such Party, or (ii) merges with that Party, provided, further; however, that any assignment under clause (a) or (b) shall not release, affect or reduce in any way the assigning Party's obligations under this Agreement. The Buyer may assign the New Avoca Membership Interests, or permit New Avoca to assign all or any part of the Facility, if the assignee agrees to be bound by the terms of Section 3.02 hereof and Buyer gives Sellers notice of any such assignment (delivered within a reasonable time after such assignment) occurring within seven (7) years after the Closing Date; provided, however, the consent of the Sellers shall not be required for any such assignment. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and its respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         13.06 Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery or by depositing same in the mail, addressed to the Party to be notified, postage prepaid, and registered or certified with a return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee (except that notice given by facsimile shall be deemed given and received upon receipt only if received during normal business hours and if received other than during normal business hours shall be deemed received as of the opening of business on the next Business Day). For purposes of notice, the addresses and facsimile numbers of the Parties shall be as follows:

For Blue Dolphin to:
                                 Blue Dolphin Energy Company
                                 801 Travis, Suite 2100
                                 Houston, Texas 77002
                                 United States of America
                                 Attn:  President
                                 Facsimile: (713) 227-7626

                                 Doherty & Doherty LLP
With a copy to:                  1717 St. James Place, Suite 520
                                 Houston, Texas  77056
                                 Attn:  Casey W. Doherty
                                 Facsimile:  (713) 572-1001

For WBI to:                      Barry Haugen
                                 P.O. Box 5601
                                 Bismarck, North Dakota
                                 Facsimile:(701) 530-1599
                                 SemGas, L.P.
For Buyer to:                    6120 South Yale, Suite 700
                                 Tulsa, OK 74136
                                 Attn:  President
                                 Facsimile:  (918)  388-8920

With a copy to:                  Hall, Estill, Harwick, Gable,
                                 Golden & Nelson, P.C.
                                 320 South Boston, Suite 400
                                 Tulsa, Oklahoma  74103
                                 Attn:  Michael D. Cooke
                                 Facsimile:  (918) 594-0505


Each Party shall have the right, upon giving five days' prior notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

         13.07 Expenses. Each Party shall be solely responsible for all expenses incurred by it in connection with this transaction (including fees and expenses of its own counsel, accountants and consultants).

         13.08 Severability. If a provision of this Agreement that does not affect the essential nature of, or consideration for, the arrangement among the Parties reflected hereby is ruled to be invalid or unenforceable, such declaration shall not affect the validity or enforceability of the remaining provisions of this Agreement, which shall continue in full force and effect. In such event, however, the Parties shall negotiate in good faith to replace such invalid or unenforceable provision with a valid and enforceable provision that places each Party in substantially the same position it would have been in had such original provision been valid and enforceable.

         13.09 Amendment. This Agreement (including the documents, schedules, attachments, exhibits, annexes and instruments referred to herein) may not be amended except by an instrument in writing signed by each of the Parties.

         13.10 Further Actions. Each Party shall execute and deliver such other certificates, agreements and other documents and take such other actions as may reasonably be requested by the other Parties in order to consummate or implement the transactions contemplated by this Agreement.

         13.11  Third-Party  Beneficiaries.  Except  as  expressly  set forth in
Section 12.01 with respect to Buyer Indemnified Parties or Seller Indemnified Parties, nothing in this Agreement is intended to create any third-party beneficiary rights respecting any Person or to confer upon any Person, other than the Parties and its respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement, and the Parties specifically negate any such intention.

         13.12 Injunctive Relief. In the event of a breach or threatened breach by a Seller or Buyer of the provisions of this Agreement, each Seller and Buyer agree that the non breaching Party shall be entitled to equitable relief, including an injunction and specific performance, alone or in combination, in addition to all other remedies available at law or in equity to such Party in the event of any breach of the provisions of this Agreement by the other Party or any of its Affiliates. If a court exercising applicable jurisdiction determines that a Party is entitled to such injunctive or equitable relief, such Party or Parties against whom relief is sought agrees to waive any requirement for the securing or posting of any bond or other security in connection with such remedy.

         13.13 Counterparts; Exhibits. This Agreement may be executed in one or more counterparts (delivery of which may be made by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All Attachments, Schedules and Exhibits attached hereto are hereby made a part of this Agreement and incorporated herein by this reference.

         13.14 Publicity. Prior to making any public announcement with respect to the transactions contemplated hereby, each Party shall consult with the other Parties and to use reasonable efforts to agree upon the text of a proposed joint announcement or obtain the other Party's or Parties' approval of the text of such announcement (which approval shall not be unreasonably withheld); provided, however, that any Party may make such disclosures or statements as it reasonably believes may be required by applicable Legal Requirements, including any rules or regulations of any stock exchange.

         13.15 Construction. (a) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notices required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date for such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

         (b) Unless the context requires otherwise: (i) the gender (or lack of gender) of all words used in this Agreement includes the masculine and feminine;
(ii) references to Articles and Sections refer to Articles and Sections of this Agreement; (iii) references to Attachments, Schedules or Exhibits refer to the Attachments, Schedules and Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; and (iv) the word "including" means "including, without limitation."

         (c) Any item disclosed in one Section or Schedule will be deemed to be disclosed in any other Section or Schedule where such disclosure is relevant, even if there is no express cross-reference, provided that the nature and the relevance of the disclosure is reasonably apparent. Disclosure of items that may or may not be required to be disclosed by this Agreement does not mean that such items are material or create a standard of materiality and will not be deemed an admission that any such disclosed matter is or may give rise to a breach of any Contract or violation of any Legal Requirement.

         13.16 Limitation of Liability. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER HEREUNDER FOR EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, ARISING DIRECTLY OR INDIRECTLY FROM, INCIDENT TO, OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, REGARDLESS OF SOLE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR DEFECT IN PREMISES, EQUIPMENT OR MATERIAL, AND REGARDLESS OF WHETHER PRE-EXISTING THIS AGREEMENT. This Section 13.16 shall in no way limit or qualify the Parties' indemnification obligations under Section 12.01 with respect to Claims made against any Party by a third person.

         13.17 Schedules. In the event information from one Schedule is also appropriate to be included on another Schedule, such information need not be repeated and a reference to the other Schedule will have the same effect as if the information were specifically repeated on that Schedule.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first set forth above.


                                 SELLERS:


                                 BLUE DOLPHIN ENERGY COMPANY


                                 By:
                                    --------------------------------------------

                                 Name: Michael J. Jacobson
                                      ------------------------------------------

                                 Title: President
                                       -----------------------------------------


                                 WBI PIPELINE AND STORAGE GROUP, INC.


                                 By:
                                    --------------------------------------------

                                 Name: Barry D. Haugen
                                      ------------------------------------------

                                 Title: Authorized Agent
                                       -----------------------------------------


                                 BUYER:


                                 SEMGAS, L.P., by SemOperating G.P., L.L.C., its general partner


                                 By:
                                    --------------------------------------------

                                 Name: Gregory C. Wallace
                                      ------------------------------------------

                                 Title: Vice President and Secretary
                                       -----------------------------------------

                                    EXHIBIT A



                                     RELEASE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, each undersigned party (each a "Releasing Party"), pursuant to that certain Purchase and Sale Agreement by and among Blue Dolphin Energy Company, WBI Pipeline and Storage Group, Inc., and SemGas, L.P., dated October __, 2004, hereby releases, acquits and forever discharges New Avoca Gas Storage LLC, and its legal representatives, successors and assigns (the "Released Party"), from any and all claims, demands, suits, actions and causes of action whatsoever, whether in law, equity or otherwise, whether known or unknown, which such Releasing Party or its/his/her heirs, successors, assigns, subsidiaries or affiliated entities now have or ever have had against the Released Party ("Claims").

Each Releasing Party hereby represents and warrants that it/he/she has not assigned to any other party any Claims of the type released pursuant hereto. Each Releasing Party also agrees on its/his/her behalf and on behalf of its/his/her heirs, successors or assigns to forever refrain from instituting, pursuing or in any way encouraging others to institute or pursue any Claims released herein.

The undersigned acknowledge that they HAVE CAREFULLY READ THE FOREGOING WAIVER AND RELEASE AND KNOW AND UNDERSTAND THE CONTENTS HEREOF AND THAT THEY ARE EXECUTING THE SAME AS THEIR OWN FREE ACT AND DEED.

         Executed on this 29th day of October, 2004.

                                            BLUE DOLPHIN:

                                            Blue Dolphin Energy Company



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------






                                            WBI:

                                            WBI Pipeline and Storage Group, Inc.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            MANAGERS:



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------




                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------



                                             By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------

                                            OFFICERS



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------